Exhibit 10.26

GUARANTY

THIS AGREEMENT, dated as of February 27, 2017, is entered into by and among CARVANA, LLC, an Arizona limited liability company (“Guarantor”), and VERDE INVESTMENTS, INC., an Arizona corporation (“Agent”), as agent on behalf of the lenders (“Lenders”) from time to time party to that certain Master Loan Agreement of even date herewith (as amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”) by and between Carvana Group, LLC, a Delaware limited liability company, as borrower (“Borrower”), Lenders and Agent.

W I T N E S S E T H:

WHEREAS, pursuant to the Loan Agreement, Lenders have agreed to make certain financial accommodations available to Borrower from time to time pursuant to the terms and conditions thereof; and

WHEREAS, in order to induce the Lenders to enter into the Loan Agreement and to induce the Lenders to make financial accommodations to Borrower as provided for in the Loan Agreement, Guarantor has agreed to guaranty the Guaranteed Obligations (as hereinafter defined); and

WHEREAS, Guarantor is an Affiliate of Borrower and, as such, will benefit by virtue of the financial accommodations extended to Borrower by the Lenders.

NOW, THEREFORE, for and in consideration of the recitals made above and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions

1.1 Construction. All initially capitalized terms used herein (including in the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Loan Agreement. When the terms are used in the plural, the plural forms of the meanings shall apply. Any terms (whether capitalized or lower case) used in this Agreement that are defined in the UCC shall be construed and defined as set forth in the UCC unless otherwise defined herein or in the Loan Agreement; provided, that to the extent that the UCC is used to define any term used herein and if such term is defined differently in different Articles of the UCC, the definition of such term contained in Article 9 of the UCC shall govern.

1.2 Definitions. In addition to those terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the following meanings:

Agreement: this Agreement.

Guaranteed Obligations: all liabilities and obligations (i) of Borrower to Agent and Lenders with respect to the Obligations evidenced by the Loan Documents, (ii) of Guarantor to Agent and Lenders with respect to the Obligations evidenced by the Loan Documents, in each case, however and whenever incurred or evidenced, whether primary, secondary, direct, indirect, absolute, contingent, due or to become due, now existing or hereafter contracted or acquired, and all modifications, extensions and renewals thereof, fees and expenses incurred by Agent or Lenders (including any fees or expenses that accrue after the commencement of an insolvency proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such insolvency proceeding), or otherwise, and any and all expenses (including reasonable counsel fees and expenses) incurred by Agent and Lenders, in enforcing any rights under this Agreement. Without limiting the generality of the foregoing, Guaranteed Obligations shall include all amounts that constitute part of the Guaranteed Obligations and would be owed by Borrower to Agent and Lenders but for the fact that they are unenforceable or not allowable, including due to the existence of a bankruptcy, reorganization, other insolvency proceeding or similar proceeding involving Borrower or Guarantor.

2. Guaranty

2.1 Guaranty. In recognition of the direct and indirect benefits to be received by Guarantor from the proceeds of the Loans, Guarantor hereby unconditionally and irrevocably guarantees as a primary obligor and not merely as a surety the full and prompt payment when due, whether upon maturity, acceleration, or otherwise, of all of the Guaranteed Obligations. If any or all of the Guaranteed Obligations becomes due and payable, Guarantor, unconditionally and irrevocably, and without the need for demand, protest, or any other notice or formality, promises to pay such indebtedness to Agent and Lenders, together with any and all expenses that may be incurred by Agent and Lenders in demanding, enforcing, or collecting any of the Guaranteed Obligations (including the enforcement of any Collateral for such Guaranteed Obligations or any Collateral for the obligations of the Guarantor under this Agreement). If claim is ever made upon Agent or Lenders for repayment or recovery of any amount or amounts received in payment of or on account of any or all of the Guaranteed Obligations and Agent or a Lender repays all or part of said amount by reason of (i) any judgment, decree, or order of any court or administrative body having jurisdiction over such payee or any of its property, or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including Borrower or Guarantor), then and in each such event, Guarantor agrees that any such judgment, decree, order, settlement, or compromise shall be binding upon the Guarantor, notwithstanding any revocation (or purported revocation) of this Agreement or other instrument evidencing any liability of Guarantor, and the Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

2.2 Bankruptcy. Additionally, Guarantor unconditionally and irrevocably guarantees the payment of any and all of the Guaranteed Obligations to Agent and Lenders, whether or not due or payable by Borrower upon the occurrence of any of the events specified in Section 5.1.3 of the Loan Agreement, and irrevocably and unconditionally promises to pay such indebtedness to Agent and Lenders, without the requirement of demand, protest, or any other notice or other formality, in lawful money of the United States.

2.3 Nature of Liability. The liability of Guarantor hereunder is primary, absolute, and unconditional, and is independent of any security for or other guaranty of the Obligations, whether executed by any other guarantor or by any other Person, and the liability of Guarantor hereunder shall not be affected or impaired by (i) any direction as to application of payment by Borrower or by any other Person, (ii) any payment on, or in reduction of, any such other guaranty or undertaking, (iii) any dissolution, termination, or increase, decrease, or change in personnel by Borrower or Guarantor, (iv) any payment made to Agent or Lenders on account of the Guaranteed Obligations which Lenders repays to Borrower or Guarantor pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding (or any settlement or compromise of any claim made in such a proceeding relating to such payment), and Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, (v) any action or inaction by Agent or Lenders, or (vi) any invalidity, irregularity, avoidability, or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor.

2.4 Continuing Guaranty. This Agreement includes all present and future Guaranteed Obligations including any under transactions continuing, compromising, extending, increasing, modifying, releasing, or renewing the Guaranteed Obligations, changing the interest rate, payment terms, or other terms and conditions thereof, or creating new or additional Guaranteed Obligations after prior Guaranteed Obligations have been satisfied in whole or in part. To the maximum extent permitted by law, Guarantor hereby waives any right to revoke this Agreement as to future Guaranteed Obligations. If such a revocation is effective notwithstanding the foregoing waiver, Guarantor acknowledges and agrees that (i) no such revocation shall be effective until written notice thereof has been received by Agent and Lenders, (ii) no such revocation shall apply to any Guaranteed Obligations in existence on the date of receipt by Agent and Lenders of such written notice (including any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms, or other terms and conditions thereof), (iii) no such revocation shall apply to any Guaranteed Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of Agent and Lenders in existence on the date of such revocation, (iv) no payment by Guarantor, Borrower, or from any other source, prior to the date of Agent and Lenders’ receipt of written notice of such revocation shall reduce the maximum obligation of such Guarantor hereunder, and (v) any payment by Borrower or from any source other than such Guarantor subsequent to the date of such revocation shall first be applied to that portion of the Guaranteed Obligations as to which the revocation is effective and which are not, therefore, guaranteed hereunder, and to the extent so applied shall not reduce the maximum obligation of such Guarantor hereunder. This Agreement shall be binding upon Guarantor, its successors and assigns and inure to the benefit of and be enforceable by Agent and Lenders and their successors, transferees, or assigns.

2.5 Independent Obligations. The guaranty by Guarantor hereunder is a guaranty of payment and not of collection. The obligations of Guarantor hereunder are independent of the obligations of any other guarantor or Borrower or any other Person and a separate action or actions may be brought and prosecuted against Guarantor whether or not action is brought against Borrower or any other Person and whether or not Borrower or any other Person be joined in any such action or actions. Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement hereof. Any payment by Borrower or other circumstance which operates to toll any statute of limitations as to Borrower shall operate to toll the statute of limitations as to Guarantor.

2.6 Authorization. Guarantor authorizes Agent and Lenders, without notice or demand, and without affecting or impairing its liability hereunder, from time to time to:

2.6.1 change the manner, place, or terms of payment of, or change or extend the time of payment of, renew, increase, accelerate, or alter, any of the Obligations (including any increase or decrease in the principal amount thereof or the rate of interest or fees thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and this Agreement shall apply to the Obligations as so changed, extended, renewed, or altered;

2.6.2 take and hold security for the payment of the Obligations and sell, exchange, release, impair, surrender, realize upon, collect, settle, or otherwise deal with in any manner and in any order any property at any time pledged or mortgaged to secure the Obligations or any of the Guaranteed Obligations (including any of the obligations of Guarantor under this Agreement) incurred directly or indirectly in respect thereof or hereof, or any offset on account thereof;

2.6.3 exercise or refrain from exercising any rights against Borrower or any other guarantor;

2.6.4 release or substitute any one or more endorsers, guarantors, Borrower, or other obligors;

2.6.5 settle or compromise any of the Obligations, any security therefor, or any liability (including any of those of Guarantor under this Agreement) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of Borrower to its creditors;

2.6.6 apply any sums by whomever paid or however realized to any liability or liabilities of Borrower to Agent and Lenders, regardless of what liability or liabilities of such Borrower remain unpaid; and

2.6.7 consent to or waive any breach of, or any act, omission, or default under, this Agreement, any other Loan Document, or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify, or supplement this Agreement, any other Loan Document, or any of such other instruments or agreements.

2.7 Reliance. It is not necessary for Agent or Lenders to inquire into the capacity or powers of Guarantor or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

2.8 Guaranty Absolute. Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation, or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Agent and Lenders with respect thereto. The obligations of Guarantor under this Agreement are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against Guarantor to enforce such obligations, irrespective of whether any action is brought against Borrower or any other guarantor or whether Borrower or any other guarantor is joined in any such action or actions. The liability of Guarantor under this Agreement shall be absolute and unconditional irrespective of, and Guarantor hereby irrevocably waives any defense it may now or hereafter have in any way relating to, any or all of the following:

2.8.1 any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

2.8.2 any change in the time, manner, or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including any increase in the Guaranteed Obligations resulting from the extension of additional credit;

2.8.3 any taking, exchange, release, or non-perfection of any Lien in and to any Collateral, or any taking, release, amendment, waiver of, or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

2.8.4 the existence of any claim, set-off, defense, or other right that Guarantor may have at any time against any Person, including Lenders;

2.8.5 any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guaranteed Obligations or any security therefor;

2.8.6 any right or defense arising by reason of any claim or defense based upon an election of remedies by Agent or Lenders, including any defense based upon an impairment or elimination of such Guarantor’s rights of subrogation, reimbursement, contribution, or indemnity of such Guarantor against Borrower or sureties;

2.8.7 any change, restructuring, or termination of the corporate, limited liability company, or partnership structure or existence of Borrower or any other guarantor; or

2.8.8 any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower or any other guarantor or surety.

2.9 Waivers.

2.9.1 Guarantor waives any right (except as shall be required by applicable statute and cannot be waived) to require Agent and Lenders to (i) proceed against

Borrower or any other guarantor or any other Person, (ii) proceed against or exhaust any security held from Borrower or any other guarantor or any other Person, or (iii) protect, secure, perfect, or insure any security interest or Lien on any property subject thereto or exhaust any right to take any action against Borrower, any other guarantor, any other Person, or any Collateral, or (iv) pursue any other remedy in Lenders’ power whatsoever. Guarantor waives any defense based on or arising out of any defense of Borrower or Guarantor or any other Person, other than payment of the Obligations to the extent of such payment, based on or arising out of the disability of Borrower or Guarantor or any other Person, or the validity, legality, or unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of Borrower or any other guarantor other than payment of the Obligations to the extent of such payment.

2.9.2 Agent may, and upon request of a Lender, shall take immediate possession of each, any and all Property or any part thereof (which Guarantor agrees to surrender to Agent) and manage, control or lease the same to such Persons and at such rental as it may deem proper and collect and apply Rents (as defined in the applicable Mortgage) to the payment of: (i) the Obligations, together with all costs and attorneys’ fees; (i) all levies, assessments or liens which may be prior in lien or payment to the Obligations, and premiums for insurance, with interest on all such items; and (iii) the cost of all alterations, repairs, replacements and expenses incident to taking and retaining possession of each, any and all Property and the management and operation thereof; all in such order or priority as Agent in its sole discretion may determine. The taking of possession shall not prevent concurrent or later proceedings for the foreclosure sale of each, any and all Property. Agent may, and upon request of a Lender, shall exercise all the remedies of a mortgagee as provided by law and in equity including, without limitation, foreclosure upon the Mortgage and sale of each, any and all Property, or any part of the Property, at public sale conducted according to applicable law (referred to as “Sale”) and conduct additional Sales as may be required until all of the Property is sold or the Obligations are satisfied. With respect to any portion of each, any and all Property governed by the UCC, Agent shall have all of the rights and remedies of a secured party thereunder. Agent may elect to foreclose upon any Property that is Fixtures under law applicable to foreclosure of interests in real estate or law applicable to personal property. Agent may, and upon request of a Lender, shall bid at Sale and may accept, as successful bidder, credit of the bid amount against the Obligations as payment of any portion of the purchase price. Agent shall apply the proceeds of Sale, first to any fees or attorney fees permitted Agent by law in connection with Sale, second to expenses of foreclosure, publication, and sale permitted Agent by law in connection with Sale, third to the Obligations, and any remaining proceeds as required by law.

2.9.3 Guarantor waives all presentments, demands for performance, protests and notices, including notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Agreement, and notices of the existence, creation, or incurring of new or additional Obligations. Guarantor assumes all responsibility for being and keeping itself informed of each Borrower’s and Guarantor’s financial condition and assets and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope, and extent of the risks which Guarantor assumes and incurs hereunder, and agrees that Lenders shall not have any duty to advise Guarantor of information known to them regarding such circumstances or risks.

2.9.4 No Guarantor will exercise any rights that it may now or hereafter acquire against Borrower or Guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Agreement, including any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of Agent or Lenders against Borrower, any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from Borrower or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Agreement shall have been paid in full in cash and Lenders’ obligation to make Loans under the Loan Agreement has been terminated. If any amount shall be paid to Guarantor in violation of the immediately preceding sentence, such amount shall be held in trust for the benefit of Lenders, and shall forthwith be paid to Lenders to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Agreement, whether matured or unmatured, in accordance with the terms of the Loan Agreement, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Agreement thereafter arising.

2.9.5 Guarantor represents, warrants, and agrees that each of the waivers set forth above is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective to the maximum extent permitted by law.

3. Representations and Warranties of Guarantor

3.1 Organization; Powers; Etc. Guarantor (i) is duly formed, validly existing, and in good standing under the laws of the state of its formation, (ii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, and (iii) has all requisite legal power and limited liability company power to own and operate its assets and to carry on its business and to enter into and perform its obligations under this Agreement.

3.2 Due Authorization; No Violations; Etc. The execution and delivery by Guarantor of, and the performance by Guarantor of its obligations under, this Agreement have been duly authorized by all requisite limited liability company action and do not and will not (i) violate its articles or certificate of formation or operating agreement, any provision of any law of any Governmental Authority, any agreement or any indenture, mortgage, or other instrument to which Guarantor is a party or by which Guarantor or its properties are bound, or (ii) conflict with, result in a breach of, or constitute with the giving of notice or lapse of time, or both, a default under any such agreement, indenture, mortgage, or other instrument.

3.3 Binding Agreement. This Agreement is the legal, valid, and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, subject only to limitations on enforceability imposed by (i) applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally, and (ii) general equitable principles.

3.4 Consents and Approvals. No consent or approval of any Governmental Authority or of any party to any agreement to which Guarantor is a party or by which it or any of its property is bound in connection with the execution and delivery by Guarantor of, and the performance by Guarantor of its obligations under, this Agreement, is necessary, except as such have been obtained and are in full force and effect.

3.5 Title. Borrower, Guarantor or a Subsidiary of Borrower has insurable title to the Property. Borrower, Guarantor or a Subsidiary of Borrower owns the Property free and clear of all Liens, except Permitted Liens.

3.6 Collateral. Other than Permitted Liens, the security interests granted to Lenders pursuant to any Mortgage, to the extent so pledged, (i) constitute and, as to subsequently acquired property included in the Collateral covered by the Mortgage or security agreement, will constitute, security interests entitled to all of the rights, benefits and priorities provided by the UCC and applicable State law and (ii) are, and as to such subsequently acquired Collateral will be, fully perfected, superior and prior to the rights of all third persons, now existing or hereafter arising.

3.7 Environmental. Except as disclosed on Exhibit 3.10 to the Loan Agreement, Guarantor warrants and represents to Lenders, that: (i) Guarantor has undertaken all appropriate inquiry and investigation as to the environmental condition of each Property; (ii) each Property and Guarantor, and any occupants of the Property, are in compliance with and shall continue to be in compliance with all applicable Environmental Laws; (iii) each Property is not and has never been used to generate, handle, treat, store or dispose of Hazardous Materials in excess of De Minimis Amounts or otherwise in violation of any Environmental Laws; (iv) no Hazardous Materials (including asbestos, mold or lead paint in any form) in excess of De Minimis Amounts are located on or under any Property or emanate from any Property or have been disposed of, stored or treated on or about any Property; (v) there are no unregistered underground storage tanks on the Property that are subject to any underground storage tank registration laws or regulations; (vi) no notice has been received with regard to any Hazardous Material on any Property; (vii) no action, investigation or proceeding is pending or to Guarantor’s knowledge threatened which seeks to enforce any right or remedy against Guarantor or any Property under any Environmental Law; (viii) neither Guarantor nor any occupant of the Property, is subject to any remedial obligations as to the Property under Environmental Laws relating to Hazardous Materials, health or the environment; (ix) Guarantor has not, nor will Guarantor, release or waive the liability of any previous owner, lessee or operator of the Property or any party who may be potentially responsible for the presence of or removal of Hazardous Material from the Property, nor has it made promises of indemnification regarding Hazardous Material on the Property to any party, except as contained herein and in the Loan Documents;

and (x) all licenses, permits and other governmental or regulatory actions necessary for each Property to comply with Environmental Laws shall be obtained and maintained and Guarantor shall assure compliance therewith.

3.8 Utilities. With respect to each Property on which Guarantor is currently operating its business:

3.8.1 To Guarantor’s knowledge, each Property has rights of access to public ways and is served by public water, sewer, sanitary sewer and drain facilities adequate to service such Property for its intended use;

3.8.2 All public utilities necessary or convenient to the full use and enjoyment of each Property are located either in the public right of way abutting such Property (which are connected so as to serve such Property without passing over other property) or in recorded easements serving such Property; and

3.8.3 To the best of Guarantor’s knowledge after due inquiry, all roads necessary for the use of each Property for its current respective purpose have been completed, are physically open and dedicated to public use and have been accepted by all Governmental Authorities.

3.9 Certificate of Occupancy; Licenses. With respect to each Property on which Guarantor is currently operating its business:

3.9.1 To Guarantor’s knowledge, all material certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Property (collectively, the “Licenses”) have been obtained and are in full force and effect and are not subject to revocation, suspension or forfeiture;

3.9.2 Guarantor shall keep and maintain all Licenses necessary for the operation of the Property for its permitted use; and

3.9.3 To Guarantor’s knowledge, the use being made of the Property is in conformity with the certificate of occupancy issued for the Property.

3.10 Flood Zone. To Guarantor’s knowledge, none of the Improvements on the Property are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards or, if so located, Guarantor has obtained flood insurance with respect to the Property in an amount that a prudent, similarly situated real property owner would obtain.

3.11 Physical Condition. Except as disclosed on Exhibit 3.14 to the Loan Agreement, the Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, is in good condition, order and repair in all material respects; there exists no structural or other material defects or damages in the Property, whether latent or otherwise, and Guarantor has not received notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond. The Property is free from material damage caused by fire or other casualty. To Guarantor’s knowledge after due inquiry, all liquid and solid waste disposal, septic and sewer systems located on the Property are in a good and safe condition and repair and in material compliance with all applicable legal requirements.

3.12 Boundaries. All of the Improvements which were included in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property, and no improvements on adjoining properties encroach upon the Property, and no easements or other encumbrances upon the Property encroach upon any of the Improvements, so as to affect the value or marketability of the Property.

3.13 Leases. No Person has any possessory interest in or right to occupy any Property other than the Guarantor, other than pursuant to billboard licenses or easements which do not, individually or in the aggregate, materially adversely affect Borrower’s or such Subsidiary’s interest in such Property.

3.14 Fixtures. Guarantor is the owner of all Fixtures at the Property.

4. Covenants of Guarantor. The following covenants shall remain in effect until the payment and performance of all of the Guarantor’s obligations to the Lenders:

4.1 Existence. Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its existence in accordance with its organizational documents, and the material rights, licenses and franchises of Guarantor, provided that Guarantor is not required to preserve any such right, license or franchise if the maintenance or preservation thereof is no longer desirable in the conduct of its business.

4.2 Liens. Except for Permitted Liens, Guarantor will not, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on the Property.

4.3 Maintain Properties. Guarantor shall maintain, preserve and keep or cause each applicable Tenant to maintain preserve and keep each Property in good repair, working order and condition (ordinary wear and tear excepted), making all replacements, additions and improvements thereto necessary for the proper conduct of its business, unless prohibited by the Loan Documents.

4.4 Use of Property. Guarantor shall use and operate, and require its lessees or licensees to use and operate, each Property in compliance with all applicable laws (including, for example, the Americans with Disabilities Act) and ordinances, covenants, and restrictions, and with all applicable requirements of any Lease now or hereafter affecting each Property.

Guarantor shall not permit any unlawful use of any Property or any use that may give rise to a claim of forfeiture of any of such Property. Guarantor shall not allow changes in the stated use of any Property from that disclosed to Lenders at the time of execution hereof. Guarantor shall not initiate or acquiesce to a zoning change of any Property without prior notice to, and written consent of, Lenders.

4.5 Maintenance, Repairs and Alterations. Without the prior written consent of Lenders (which consent shall not be unreasonably withheld or delayed), Guarantor will not remove, demolish or structurally alter, or permit any Tenant to remove, demolish or structurally alter, any of the buildings or other Improvements on any Property after Guarantor has opened such Property to the public for business (“Alterations”). Guarantor shall promptly notify Lenders in writing of any material loss, damage or adverse condition affecting any Property. Notwithstanding anything to the contrary set forth in the foregoing, Guarantor may make or permit Tenant to make Alterations without the consent of Lenders in the event that such Alterations (i) may be required by laws, ordinances or regulations, (ii) would not have a Material Adverse Effect on a Property, or (iii) are improvement work which are commercially reasonable to facilitate or compliment to the current and future operations on such Property and do not materially and adversely affect the value of such Property.

4.6 Environmental Condition of Property and Indemnity. Guarantor agrees to notify Agent and Lenders immediately upon receipt of any citations, warnings, orders, notices, consent agreements, process or claims alleging or relating to violations of any Environmental Laws or to the environmental condition of each Property and shall conduct and complete all investigations and all cleanup actions necessary to comply with the Environmental Laws and to remove, in accordance with Environmental Laws, any Hazardous Material in excess of De Minimis Amounts from each Property. GUARANTOR SHALL DEFEND, AND HOLD AGENT, LENDERS AND ANY PARTICIPANTS, SUCCESSORS OR ASSIGNS TO LENDERS’ INTEREST IN THE LOANS, AND ANY OTHER PARTY WHO ACQUIRES ANY PORTION OF THE LOANS AT A FORECLOSURE SALE OR OTHERWISE THROUGH THE EXERCISE OF AGENT’S AND LENDERS’ RIGHTS AND REMEDIES UNDER THE LOAN DOCUMENTS, AND ALL DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS OF ALL OF THE AFOREMENTIONED INDEMNIFIED PARTIES, HARMLESS FROM AND AGAINST ANY AND ALL ACTUAL OR POTENTIAL DAMAGES, PENALTIES, FINES, CLAIMS, SUITS, LIABILITIES, COSTS, JUDGMENTS AND EXPENSES, INCLUDING REASONABLE ATTORNEYS’, CONSULTANTS’ OR EXPERTS’ FEES OF EVERY KIND AND NATURE INCURRED, SUFFERED BY OR ASSERTED AGAINST AGENT OR LENDERS AS A DIRECT OR INDIRECT RESULT OF OR WHICH ARISE OUT OF OR RELATE IN ANY WAY TO: (I) REPRESENTATIONS MADE BY GUARANTOR IN THIS SECTION BEING OR BECOMING UNTRUE IN ANY MATERIAL RESPECT; (II) GUARANTOR’S VIOLATION OF OR FAILURE TO MEET THE REQUIREMENTS OF ANY ENVIRONMENTAL LAWS; OR (III) HAZARDOUS MATERIALS WHICH, WHILE ANY PROPERTY IS SUBJECT TO THE MORTGAGE, EXIST ON ANY PROPERTY IN EXCESS OF DE MINIMIS AMOUNTS OR OTHERWISE IN VIOLATION OF ANY ENVIRONMENTAL LAW. HOWEVER, GUARANTOR’S OBLIGATIONS UNDER THIS SECTION SHALL NOT APPLY TO ANY ACT OF AGENT

OR LENDERS WHICH TAKES PLACE AFTER FORECLOSURE OR SATISFACTION OF THE MORTGAGE. THESE INDEMNIFICATION OBLIGATIONS ARE IN ADDITION TO GENERAL INDEMNIFICATION PROVISIONS SET FORTH HEREAFTER. GUARANTOR’S OBLIGATIONS UNDER THIS SECTION SHALL CONTINUE, SURVIVE AND REMAIN IN FULL FORCE AND EFFECT NOTWITHSTANDING THE REPAYMENT OF THE OBLIGATIONS, A FORECLOSURE OF OR EXERCISE OF POWER OF SALE UNDER THIS INSTRUMENT, A DELIVERY OF A DEED IN LIEU OF FORECLOSURE, A CANCELLATION OR TERMINATION OF RECORD OF THIS INSTRUMENT AND THE TRANSFER OF ANY PROPERTY.

4.7 Further Assurances. Upon written request of Borrower or Agent, within twenty-five (25) days of such request, Guarantor shall execute and deliver to Agent for recording Mortgages for each Property in form and substance reasonably satisfactory to Guarantor and Lenders. If, after the date of such recording, Guarantor directly or indirectly through a Subsidiarity acquires any real property, upon request of Borrower or any Lender, Guarantor shall, or shall cause such Subsidiary to, execute and deliver to Agent for recording in the applicable county recorder’s office, a Mortgage in substantially the form as prior Mortgages, subject to those changes deemed necessary by Agent and its counsel to provide for local law requirements.

5. Events of Default; Remedies

5.1 Default. An event of default (“Event of Default”) under this Agreement shall exist if there shall be an Event of Default under any of the Loan Documents. If an Event of Default occurs, the Guaranteed Obligations shall be due immediately and payable upon demand and Lenders may exercise any rights and remedies as provided in this Agreement and other Loan Documents, or as provided at law or equity. Guarantor shall pay interest on the Guaranteed Obligations from such Event of Default at the highest rate of interest charged on any of the Guaranteed Obligations.

5.2 Remedies. Upon the occurrence and during the continuance of an Event of Default, Agent and Lenders may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, in the other Loan Documents, or otherwise available to it, all the rights and remedies set forth in the Loan Agreement. The rights and remedies shall be cumulative, and not exclusive, except to the extent required by law. The exercise of any right, remedy or attorney-in-fact appointment by Agent of any Lender shall not relieve the Guarantor of any of their obligations hereunder.

5.3 Injunctive Relief. Guarantor recognizes that if there is an Event of Default then, depending on the nature of the Event of Default, it may be that no remedy at law will provide complete or adequate relief to Agent or Lenders, and Agent shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages. The injunctive relief shall not be a waiver of Lenders’ rights to other relief and remedies.

6. Indemnities and Expenses.

6.1 Indemnification. Guarantor agrees to indemnify Lenders and any other Person acting on behalf of Lenders from and against all claims, lawsuits and liabilities (including reasonable attorneys fees) growing out of or resulting from this Agreement (including enforcement of this Agreement) or any other Loan Document to which such Guarantor is a party, except claims, losses or liabilities resulting from the gross negligence or willful misconduct of the party seeking indemnification as determined by a final non-appealable order of a court of competent jurisdiction. This provision shall survive the termination of this Agreement and the Loan Agreement and the repayment of the Guaranteed Obligations.

6.2 Fees and Expenses. Guarantor shall, upon demand, pay to Lenders and any other Person acting on its behalf all the fees and expenses which Lenders or such Person may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or, upon an Event of Default, the sale of, collection from, or other realization upon, any of the Collateral in accordance with this Agreement and the other Loan Documents, (iii) the exercise or enforcement of any of the rights of Lenders hereunder, or (iv) the failure by Guarantor to perform or observe any of the provisions hereof.

7. General Terms and Conditions.

7.1 Applicable Law. This Agreement shall be governed and construed in accordance with the laws of the State of Arizona without reference to the choice of law doctrine.

7.2 Notices. Any notice or other communication hereunder to any party hereto shall be by hand delivery, overnight delivery via nationally recognized overnight delivery service, telegram, or registered or certified United States mail with return receipt and unless otherwise provided herein shall be deemed to have been given or made when delivered, telegraphed, or, if sent via United States mail, when receipt signed by the receiver, postage prepaid, addressed to the party at its address specified below (or at any other address that the party may hereafter specify to the other parties in writing):

If to the Guarantor:	Carvana, LLC 4020 East Indian School Road Phoenix, Arizona 85018 Attention: General Counsel Email: DL-CarvanaLegal@carvana.com

With a copy to:	Snell & Wilmer L.L.P. One Arizona Center Phoenix, Arizona 85004 Attention: Brian William Burke Facsimile No.: (602) 382-6070 Telephone No.: (602) 382-6379 Email: bburke@swlaw.com

If to the Agent:	Verde Investments, Inc. 1720 W. Rio Salado Parkway Tempe, Arizona 85281 Attention: Steven Johnson

If to the Lenders:	At the address set forth on the signature pages to the Loan Agreement.

7.3 Headings. Section and paragraph headings have been inserted in this Agreement as a matter of convenience for reference only. The section and paragraph headings shall not be used in the interpretation of this Agreement.

7.4 Severability. If any one or more of the provisions of this Agreement are held to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision or provision in every other respect and of the remaining provisions of this Agreement shall not be in any way impaired.

7.5 Successors and Assigns. This Agreement shall be binding upon Guarantor and Agent, and shall inure to the benefit of Guarantor, Agent, Lenders, and their respective successors and assigns.

7.6 Amendments. This Agreement may not be modified, altered or amended, and no provision hereof may be waived, except by an agreement in writing signed by the Guarantor and Agent and, upon approval of the Lenders. The rights of the Agent and Lenders granted in or referred to in this Agreement shall apply to any modification of or supplement to the Loan Documents.

7.7 Assignments and Participation. Guarantor may not assign any of their rights hereunder without the prior written consent of Lenders, and any such assignment made without such consent will be void. Each Lender may from time to time, without the consent of Guarantor, sell, transfer, pledge, assign and convey the Note, the Loan, this Agreement and the other Loan Documents (or any interest therein), and delegate any and all of its obligations with respect thereto, and may grant participations in the Loan to another financial institution or other Person on terms and conditions reasonably acceptable to Agent and split the Loan into multiple parts, or the Note into multiple component notes or tranches. In connection with any such sale, transfer, assignment, conveyance or participation, Lenders may, acting for this purpose as an agent of Guarantor, maintain at its offices a register for the recordation of the names and addresses of Lenders’ participants or assignees, and the amount and terms of Lenders’ sales, transfers, assignments, conveyances and participations including specifying any such participant’s or assignee’s entitlement to payments of principal and interest, and any payments made, with respect to each such sale, transfer, assignment, conveyance or participation. Upon prior notice to Guarantor of such participation or assignment, Guarantor shall thereafter furnish to such participant or assignee any information furnished by Guarantor to Lenders pursuant to the terms of the Loan Documents. Nothing in this Agreement or any other Loan Document shall prohibit Lenders from pledging or assigning this Agreement and Lenders’ rights under any of the other Loan Documents, including Collateral therefor, to any Federal Reserve Lenders in accordance with applicable law.

7.8 Waiver by Guarantor. Except as otherwise provided for in this Agreement, Guarantor waives (i) notice and consummation of presentment, demand, protest, dishonor, intent to accelerate, and acceleration; (ii) all rights to notice and a hearing prior to taking possession or control of, or the Lenders’ replevy, attachment or levy upon, the Collateral; (iii) any bond or security in a judicial proceeding as a condition to the Lenders exercising any of the Lenders’ remedies; and (iv) the benefit of all valuation, appraisement and exemption laws. The failure or delay of Guarantor to strictly enforce the terms of this Agreement shall not be a waiver of such Guarantor’s right to do so.

7.9 Counterparts; Electronic Execution. This Agreement may be executed in two or more counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

7.10 Entire Agreement. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

7.11 Survival. The obligations of the Guarantor under 6.1 and 6.2 hereof shall survive the repayment of the Loans and the termination of this Agreement. In addition, each representation and warranty made, or deemed to be made by a request for a borrowing, herein or pursuant hereto shall survive the making of such representation and warranty, and the Lenders shall not be deemed to have waived, by reason of making any Loan, any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that the Lenders may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Loan was made.

7.12 LIMITATION ON LIABILITY; WAIVER OF PUNITIVE DAMAGES. EACH OF THE PARTIES HERETO, INCLUDING LENDER, BY ACCEPTANCE HEREOF, AGREES THAT IN ANY JUDICIAL, MEDIATION OR ARBITRATION PROCEEDING OR ANY CLAIM OR CONTROVERSY BETWEEN OR AMONG THEM (A “DISPUTE”) THAT MAY ARISE OUT OF OR BE IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN OR AMONG THEM OR THE OBLIGATIONS EVIDENCED HEREBY OR RELATED HERETO, IN NO EVENT SHALL ANY PARTY HAVE A REMEDY OF, OR BE LIABLE TO ANY OTHER PARTY FOR, (A) INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OR (B) PUNITIVE OR EXEMPLARY DAMAGES. EACH OF THE PARTIES HEREBY EXPRESSLY WAIVES ANY RIGHT OR CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES THEY MAY HAVE OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY DISPUTE ARISING HEREUNDER, WHETHER THE DISPUTE IS RESOLVED BY ARBITRATION, MEDIATION, JUDICIALLY OR OTHERWISE.

7.13 WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO, INCLUDING LENDER BY

ACCEPTANCE HEREOF, HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT EACH MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY WITH RESPECT HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT TO EACH PARTY TO ACCEPT THIS AGREEMENT. EACH OF THE PARTIES AGREES THAT THE TERMS HEREOF SHALL SUPERSEDE AND REPLACE ANY PRIOR AGREEMENT RELATED TO ARBITRATION OF DISPUTES BETWEEN THE PARTIES CONTAINED IN ANY OTHER DOCUMENT OR AGREEMENT HERETOFORE EXECUTED IN CONNECTION WITH, RELATED TO OR BEING REPLACED, SUPPLEMENTED, EXTENDED OR MODIFIED BY, THIS AGREEMENT.

Signature pages to follow.

Exhibit 10.26

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement effective as of the date first written above.

GUARANTOR:	CARVANA, LLC

	By:	/s/ Paul Breaux
	Name:	Paul Breaux
	Title:	Vice President

AGENT:	VERDE INVESTMENTS, INC.

	By:	/s/ Steven P. Johnson
	Name:	Steven P. Johnson
	Title:	Vice President